Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-1

(Form Type)

Vocodia Holdings Corp

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common stock, par value $0.0001 per share (1)	Rule 457(o)	-	$-	$22,178,583	$0.0001102	$2,444.08
Fees to Be Paid	Equity	Representative’s Warrants (3)	Rule 457(g)	-	$-	$-	$0.0001102	$-
Fees to Be Paid	Equity	Common Stock underlying Representative’s Warrants (2)(3)	Rule 457(g) and Rule 457(o)	-	$-	$798,428.99	$0.0001102	$87.99
	Total Offering Amounts					$22,977,011.99

	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$2,532.07

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 416(a) under the Securities Act, there is also being registered hereby such indeterminate number of additional shares of common stock as may be issued or issuable because of stock splits, stock dividends and similar transactions.

(2)	The Registrant will issue to Alexander Capital, L.P., the representative of the underwriters, warrants to purchase up to a number of shares of common stock equal to 3% of the number of shares of common stock sold in the offering. The exercise price of the warrants is equal to 120% of the offering price of the shares of common stock offered hereby, including shares sold to cover over-allotments, if any. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is $798,428.988, which is equal to 120% of $665,357.49 (3% of the proposed maximum aggregate offering price of $22,178,583).

(3)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.